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                                                                    EXHIBIT 23.1



KPMG Letterhead



Board of Directors
FTD Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

(signed) KPMG Peat Marwick LLP



Detroit, Michigan
October 6, 1997